As filed with the Securities and Exchange Commission on September 7, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Ziff Davis, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	47-1053457
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Ziff Davis, Inc.
114 5th Avenue, 15th Floor
New York, New York 10011
(212) 503-3500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Jeremy D. Rossen
Executive Vice President and General Counsel
Ziff Davis, Inc.
114 5th Avenue, 15th Floor
New York, New York 10011
Telephone: (212) 503-3500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Robert E. Freeman, Esq.
Christopher D. Ahn, Esq.
Louis Rambo, Esq.
Proskauer Rose LLP
2029 Century Park East
Los Angeles, California 90067
(310) 284-5656
Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

186,102 Shares

Common Stock
This prospectus relates to the resale, from time to time, by the selling stockholders named in this prospectus of up to 186,102 shares of our common stock, par value $0.01 per share (“Common Stock”). The registration of these shares does not necessarily mean that all or any portion of these shares of our Common Stock will be sold by the selling stockholders. The shares of Common Stock registered hereunder consist of outstanding shares that were issued in a private placement to the selling stockholders pursuant to those certain stock purchase agreements, dated as of July 31, 2023, by and among us, XYLA Inc., a Delaware corporation and each of the selling stockholders party thereto as partial consideration for the acquisition of the Xyla Stock (as defined below).
We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our Common Stock offered hereby. We have agreed to pay certain registration expenses relating to the shares of our Common Stock. The selling stockholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. The selling stockholders may sell the shares of Common Stock in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For more information regarding the selling stockholders and the sale of the shares, see “Selling Stockholders” and “Plan of Distribution” below.
Our Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “ZD.” On September 6, 2023, the last reported sale price of our Common Stock on Nasdaq was $66.03 per share.
Investing in our Common Stock involves risks. You should carefully read and consider the risks and uncertainties set forth under the heading “Risk Factors” beginning on page 4 hereof, as well as the risk factors contained in documents we file with the Securities and Exchange Commission (the “SEC”) and which are incorporated by reference in this prospectus, before investing in our Common Stock.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 7, 2023.

Prospectus

ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell the shares of Common Stock described in this prospectus in one or more offerings. This prospectus includes important information about us, the selling stockholders, our Common Stock and other information you should know before investing in our Common Stock. We encourage you to carefully read this prospectus, including the information described under “Where You Can Find More Information” and “Incorporation By Reference,” before investing in our Common Stock.
You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial, and related advice regarding the purchase of our shares of Common Stock. We are not making any representation to you regarding the legality of an investment in our shares of Common Stock by you under applicable investment or similar laws.
We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to these agreements, including, in some cases, for the purpose of allocating risk among the parties to these agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, these representations, warranties, or covenants were accurate only as of the date when made and as provided for in the agreement. Accordingly, these representations, warranties, and covenants should not be relied on by you as accurately representing the current state of our affairs.
We and the selling stockholders have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, any prospectus supplement, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus and the information in the documents incorporated by reference herein is only accurate as of the respective dates of such documents, regardless of the time of delivery of this prospectus or of any sale of the Common Stock.
Unless otherwise indicated or the context requires otherwise, in this prospectus, references to “we,” “us” and “our” mean Ziff Davis, Inc. a Delaware corporation and its consolidated subsidiaries.

FORWARD LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events and are not guarantees of future performance. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus.
Any forward-looking statements made herein speak only as of the date of this prospectus, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or revised expectations.

PROSPECTUS SUMMARY
The following is a summary of some of the information contained or incorporated by reference in this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including the risks of investing in our Common Stock discussed under the heading “Risk Factors” contained in and incorporated by reference into this prospectus, the financial statements and the other documents incorporated herein by reference.
Our Company
Ziff Davis is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, shopping, gaming and entertainment, connectivity, health, cybersecurity, and martech. Our Digital Media business specializes in the technology, shopping, gaming and entertainment, connectivity, and healthcare markets, offering content, tools and services to consumers and businesses. Our Cybersecurity and Martech business provides cloud-based subscription services to consumers and businesses including cybersecurity, privacy, and marketing technology.
Our Digital Media business revenues are earned primarily from the delivery of advertising services and from subscriptions to services and information. Our Cybersecurity and Martech businesses generate revenues primarily from customer subscription and usage-based fees.
In addition to growing our business organically, on a regular basis, we acquire businesses to grow our customer bases, expand and diversify our service offerings, enhance our technologies, acquire skilled personnel, and enter into new markets.
Our principal executive offices are located at 114 5th Avenue, 15th Floor, New York, New York 10011, and our telephone number is (212) 503-3500.
Xyla Investment and Selling Stockholders
On July 31, 2023, we entered into those certain stock purchase agreements, by and among us, XYLA Inc., a Delaware corporation (“Xyla”) and each of the selling stockholders party thereto. Pursuant to the stock purchase agreements, we acquired from the selling stockholders named herein (i) 57,232 shares of Class A Common Stock, par value $0.005, of Xyla (the “Xyla Class A Shares”) and (ii) 634,307 shares of Class B Common Stock, par value $0.005 of Xyla (the “Xyla Class B Shares,” and together with the Xyla Class A Shares, the “Xyla Stock”). Following the acquisition of the Xyla Stock, we exchanged such shares for shares of Xyla’s Series B-1 Preferred Stock, par value $0.005, on a one-for-one basis. As partial consideration for the acquisition of the Xyla Stock, we issued the selling stockholders 186,102 shares of our Common Stock. This prospectus relates to the possible resale of those shares of our Common Stock by the selling stockholders named herein. We will not receive any proceeds from the resale of these shares.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Before purchasing the shares of Common Stock offered by this prospectus, you should carefully consider the risks, uncertainties and additional information set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus. For more information, see the information provided under the heading “Where You Can Find More Information.” The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations, prospects, and our ability to implement our strategy, which could cause you to lose all or part of your investment in the shares of Common Stock offered hereby. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition.

USE OF PROCEEDS
The selling stockholders will receive all of the proceeds from the sale of shares of Common Stock offered hereby. We will not receive any proceeds from these sales. We will pay all of the fees and expenses incurred in connection with registering the shares of Common Stock. We will not be responsible for fees and expenses incurred by the selling stockholders or any underwriting discounts or commissions.

SELLING STOCKHOLDERS
We are registering the shares of our Common Stock for resale by the selling stockholders listed below. On July 31, 2023, we issued to the selling stockholders 186,102 shares of Common Stock in a private placement as partial consideration for the acquisition of the Xyla Stock. The issuance of the shares of Common Stock was made in reliance on the exemption from registration in Section 4(a)(2) of the Securities Act and Regulation D thereunder. In accordance with our obligations under the stock purchase agreements with the selling stockholders, we agreed to register the resale of the Common Stock offered by the selling stockholders hereby.
None of the selling stockholders currently holds, and has not held within the past three years, any position or office with us or any of our predecessors or affiliates, nor does any of the selling stockholders currently have, and has not had within the past three years, any other material relationship with us or any of our predecessors or affiliates except as a result of (i) the selling stockholders’ ownership of our Common Stock received in connection with our acquisition of the Xyla Stock and (ii) their and our respective obligations under the stock purchase agreements and the other agreements entered into in connection therewith, including the agreement by the selling stockholders not to dispose of their shares prior to (A) the two-year anniversary of the closing date of the stock purchase agreements in the case of Daniel Nadler and (B) the one-year anniversary of the closing date of the stock purchase agreements in the case of James Esdaile, Jonas Wulff, and Zachary Ziegler, in each case, subject to exceptions for sales in open market transactions to cover tax liabilities related to the transactions contemplated by the stock purchase agreements and certain other customary exceptions.
The information contained in the table below in respect of the selling stockholders has been obtained from the selling stockholders and has not been independently verified by us. The information set forth in the following table regarding the beneficial ownership after resale of shares is based upon the assumption that the selling stockholders will sell all of the shares owned by them and covered by this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares of Common Stock. Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.
	Common Stock Beneficially Owned Immediately Prior to the Offering		Common Stock Being Offered for Resale Under this Prospectus(2)	Common Stock Beneficially Owned Immediately After the Offering
Selling Stockholder	Number of Shares	Percent of Class(1)		Number of Shares	Percent of Class
Daniel J. Nadler	171,150	*	171,150	—	*
Michael J. Esdaile	1,702	*	1,702	—	*
Jonas Wulff	1,241	*	1,241	—	*
Zachary Ziegler	12,009	*	12,009	—	*
*	Less than 1%
(1)	Percentage ownership calculation is based on 46,369,490 shares of Common Stock outstanding as of September 1, 2023.
(2)
We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering and because there are currently no agreements, arrangements, or undertakings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. However, for illustrative purposes of this table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the selling stockholders.

PLAN OF DISTRIBUTION
We expect that the selling stockholders will act independently of us in making decisions regarding the timing, manner, and size of each sale. The selling stockholders and their successors, which term includes its transferees, pledgees, or donees, may, from time to time, sell any or all of the shares of our Common Stock beneficially owned by them and offered hereby directly to purchasers or through one or more underwriters, broker-dealers, or agents. The selling stockholders will be responsible for any underwriting discounts, concessions, or agent’s commissions. These discounts, concessions, or commissions as to any particular underwriter, broker-dealer, or agent may be in excess of those customary in the types of transactions involved. The Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	on Nasdaq or any other national securities exchange or quotation service on which our Common Stock may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	in an exchange distribution in accordance with the rules of the applicable exchange;
•	in privately negotiated transactions;
•	through the settlement of short sales;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The selling stockholders also may sell shares under Rule 144 promulgated under the Securities Act rather than under this prospectus.
In addition, the selling stockholders may enter into hedging transactions with broker-dealers which may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and deliver the shares to close out such short position. The selling stockholders also may enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our Common Stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions, or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any compensation received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of Nasdaq pursuant to Rule 153 under the Securities Act.
The selling stockholders will be subject to the Exchange Act, including Regulation M promulgated thereunder, which may limit the timing of purchases and sales of Common Stock by the selling stockholders and their affiliates.
To our knowledge, there are currently no plans, arrangements, or understandings between the selling stockholders and any underwriter, broker-dealer, or agent regarding the sale of our Common Stock by the selling stockholders.
Notwithstanding anything in this section to the contrary, the Common Stock will only be used to cover or in settlement of any short positions in our securities if such short positions were entered into or established at a time that both (A) such shares are issued and outstanding, and (B) the resale of such shares is covered by an effective registration statement.
The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them hereby will be the purchase price of the Common Stock less discounts and commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
At the time a particular offering of shares of Common Stock is made, a prospectus supplement, if required, may be distributed that will set forth the number of shares of Common Stock being offered, the method of distribution and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter, any discount, commission, and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.
The selling stockholders may decide not to sell any of their Common Stock described in this prospectus. We cannot assure holders that the selling stockholders will use this prospectus to sell any or all of their Common Stock. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the selling stockholders may transfer, devise, or gift its Common Stock by other means not described in this prospectus.
We will pay all expenses in connection with the registration of the shares offered hereby, including the payment of the SEC filing fees. The selling stockholders will be responsible for paying commissions, concessions, fees, and discounts of underwriters, broker-dealers, and agents and expenses it incurs for brokerage, accounting, tax, or legal services or any other expenses incurred in disposing of the shares of Common Stock offered hereby.
We have agreed to use our reasonable best efforts to keep the registration of the shares of Common Stock offered hereby effective until the shares (i) have been sold pursuant to the registration statement of which this prospectus forms a part, (ii) have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met; or (iii) in the opinion of our counsel, could be sold under Rule 144, or any successor rule thereto.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is based upon our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), our amended and restated bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are included as exhibits to the registration statement of which this prospectus forms a part.
General
Our authorized capital stock consists of 95,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share, of which 6,000 are designated (but not issued) as Series A Preferred Stock and 20,000 are designated (but not issued) as Series B Preferred Stock. As of September 1, 2023, Ziff Davis had 46,369,490 shares of Common Stock outstanding and no shares of preferred stock outstanding.
Common Stock
This section describes the general terms of our Common Stock. For more detailed information about the rights of our Common Stock, you should refer to our Certificate of Incorporation and Bylaws and the applicable provisions of Delaware law, including the Delaware General Corporation Law.
Subject to the prior rights of any outstanding preferred stock, the holders of Common Stock are entitled to receive dividends out of assets legally available for payment of dividends at such times and in such amounts as the board of directors of Ziff Davis (the “Board of Directors”) may from time to time determine.
Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of our directors, subject to any class or series voting rights granted to the preferred stock. There is no cumulative voting. The Board of Directors is expressly authorized to adopt, amend, or repeal the Bylaws in any manner not inconsistent with Delaware law or the Certificate of Incorporation, subject to the power of the stockholders to adopt, amend, or repeal the Bylaws. The Certificate of Incorporation may be amended by an affirmative vote of the holders of a majority of our outstanding capital stock entitled to vote on the matter, subject to any class or series voting rights granted to the preferred stock.
The shares of Common Stock are neither redeemable nor convertible, and the holders of Common Stock have no preemptive or subscription rights to purchase any of our securities. Upon our liquidation, dissolution, or winding up, the holders of Common Stock are entitled to receive pro rata any of our assets which are legally available for distribution after payment of all debts and other liabilities and subject to any preferential rights of the holders of preferred stock.
Limitation on Directors’ Liability
Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law. The inclusion of this provision in our Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. In addition, our Bylaws provide that we will indemnify our directors to the fullest extent permitted by law. We have entered into indemnification agreements with our current directors and executive officers and expect to enter into similar agreements with any new director or executive officer. We also maintain directors’ and officers’ liability insurance coverage.

Anti-Takeover Provisions
Delaware Law
We are subject to Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:
•	prior to that date, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to that date, the business combination is approved by our Board of Directors and is authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Section 203 defines business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Certificate of Incorporation and Bylaws Provisions
Certain provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock. Among other things, our Certificate of Incorporation and Bylaws:
•	permit our Board of Directors to issue up to 1,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
•	provide that the authorized number of directors may be changed only by resolution of the Board of Directors;
•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by the sole remaining director;

•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•
do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.
Listing
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “ZD.”

LEGAL MATTERS
Certain legal matters regarding the validity of the shares of Common Stock offered hereby have been passed upon for us by Proskauer Rose LLP.

EXPERTS
The consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, LLP (n/k/a BDO USA, P.C.) (“BDO”), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
As previously disclosed, on March 8, 2023, the Audit Committee of the Board dismissed BDO as the Company’s independent registered public accounting firm, effective immediately. Also, on March 8, 2023, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s new independent registered public accounting firm, and the Company entered into an engagement letter with KPMG on March 13, 2023.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the date on which all the securities which this prospectus relate have been sold or the offering under this prospectus and any prospectus supplement is otherwise terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	our Annual Report on Form 10-K for the year ended December 31, 2022;
•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023;
•	our current Reports on Form 8-K filed with the SEC on March 14, 2023, May 10, 2023, and August 9, 2023;
•
those portions of our Definitive Proxy Statement on Schedule 14A filed on March 28, 2023, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 4, 1999, including any amendment or reports filed for the purpose of updating such description; and

•
all documents filed by the Company under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and before the termination of the offering described in this prospectus.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information. Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that are deemed to have been furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary, rather than filed with, the SEC.
Information in future filings incorporated by reference in this prospectus updates and supplements the information provided in this prospectus. Any statements in any future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Ziff Davis, Inc., 114 5th Avenue, New York, New York 10011, telephone: (212) 503-3500. In addition, these filings are available at our website at http://www.ziffdavis.com. Our website does not form a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is www.sec.gov. Copies of these documents may be available on our website at www.ziffdavis.com; however, the information found on our website is not considered part of this prospectus, and is not incorporated by reference herein.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to the exhibits and schedules. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee. We will pay all of the costs identified below.
Amount to be Paid
Registration fee	$1,351
Legal fees and expenses	$289,700
Accounting fees and expenses	$50,000
TOTAL	$341,051
Item 15.	Indemnification of Directors and Officers
We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative,, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director or officer, except for liability for any:
•	transaction from which the director or officer derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s or officer’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation, as amended, includes such a provision with respect to our directors. Article VI of our amended and restated bylaws provides in part:
“The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. The rights conferred on any person by this Section 6.4 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by- laws, agreement, vote of stockholders or disinterested directors, or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent permitted by law. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, company, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.”
Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We have also obtained a policy of directors’ and officers’ liability insurance for our directors and officers to insure directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

Item 16.	Exhibits and Financial Statement Schedules
(a)	The following exhibits are filed as part of this Registration Statement:
Exhibit Number	Description
2.1
Separation and Distribution Agreement, dated as of October 7, 2021, by and between Ziff Davis, Inc. and Consensus Cloud Solutions, Inc. (incorporated by reference to Exhibit 2.1 to Ziff Davis’ Current Report on Form 8-K filed on October 8, 2021 (File No. 0-25965)).

3.1
Amended and Restated Certificate of Incorporation of j2 Global, Inc., dated June 10, 2014 (incorporated by reference to Exhibit 3.1 to Ziff Davis’ Current Report on Form 8-K filed on June 10, 2014 (File No. 0-25965)).

3.2
Amendment to the Amended and Restated Certificate of Incorporation of J2 Global, Inc., dated as of September 5, 2019 (incorporated by reference to Exhibit 3.1 to Ziff Davis’ Current Report on Form 8-K filed on November 1, 2019 (File No. 0-25965)).

3.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Ziff Davis, Inc. dated as of October 7, 2021 (incorporated by reference to Exhibit 3.1 to Ziff Davis’ Current Report on Form 8-K filed on October 8, 2021 (File No. 0-25965)).

3.4	Sixth Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to Ziff Davis’ Current Report on Form 8-K filed on May 10, 2023 (File No. 0-25965)).
4.8	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1.2 to Ziff Davis’ Current Report on Form 8-K filed with the SEC on December 7, 2011 (File No. 0-25965))
5.1	Opinion of Proskauer Rose LLP
23.1	Consent of BDO USA, P.C., an independent registered public accounting firm
23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1 above)
24.1	Power of Attorney (found on signature page)
99.1	Consent of Director Appointee
107	Filing Fee Table
Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d)(6) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 7, 2023.
ZIFF DAVIS, INC.

By:	/s/ Vivek Shah
	Name:	Vivek Shah
	Title:	President & Chief Executive Officer

POWER OF ATTORNEY
Each person whose individual signature appears below hereby authorizes and appoints Vivek Shah, Bret Richter and Jeremy Rossen, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Vivek Shah	Chief Executive Officer and Director (Principal Executive Officer)	September 7, 2023
Vivek Shah

/s/ Bret Richter	Chief Financial Officer (Principal Financial Officer)	September 7, 2023
Bret Richter

/s/ Layth Taki	Chief Accounting Officer (Principal Accounting Officer)	September 7, 2023
Layth Taki

/s/ Sarah Fay	Director	September 7, 2023
Sarah Fay

/s/ Trace Harris	Director	September 7, 2023
Trace Harris

/s/ William Kretzmer	Director	September 7, 2023
William B. Kretzmer

/s/ Jonathan F. Miller	Director	September 7, 2023
Jonathan F. Miller

/s/ Scott C. Taylor	Director	September 7, 2023
Scott C. Taylor